Exhibit 99.1

NEWS RELEASE

Astronics Corporation • 130 Commerce Way • East Aurora, NY • 14052-2164

For more information, contact:

Company:	Investor Relations:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 805-1599, ext. 159	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com

Astronics Corporation Acquires Custom Controls Concepts

Market Leader in Cabin and In-Flight Entertainment Systems Enhances Astronics’ VVIP Aircraft Offerings

EAST AURORA, NY, April 3, 2017 – Astronics Corporation (NASDAQ: ATRO), a leading supplier of advanced technologies and products to the global aerospace, defense, and semiconductor industries, announced today that is has purchased the operating assets of Custom Controls Concepts (CCC), located in Kent, Washington. CCC is the established market share leader in providing cabin management and in-flight entertainment (IFE) systems for the complete range of privately operated Boeing and Airbus aircraft, along with other select fixed and rotary wing aircraft models. Founded in 1998, CCC has completed more than 165 technology installations to date.

Peter J. Gundermann, President and Chief Executive Officer of Astronics Corporation, said, “We are pleased to have CCC join our company and contribute their capabilities, technologies and strong customer relationships. We are very familiar with the VVIP market through our PGA Avionics subsidiary, and, while current market conditions are challenging, we believe the cooperative pursuits of PGA and CCC working together will provide best-in-class technology and innovation to our customers. The addition of CCC furthers Astronics’ commitment to be the global leader in this market as it recovers in the coming years.”

Astronics does not expect the acquisition to materially impact 2017 earnings, and has not released the terms of the transaction at this time.

ABOUT ASTRONICS CORPORATION

Astronics Corporation (NASDAQ: ATRO) is a leading supplier of advanced technologies and products to the global aerospace, defense and semiconductor industries. Astronics’ products and services include advanced, high-performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification and automated test systems. Astronics’ strategy is to increase its value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to its targeted markets and other markets where its technology can be beneficial. Through its wholly owned subsidiaries, Astronics has a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices.

For more information on Astronics and its products, visit www.Astronics.com.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the state of the aerospace, defense, consumer electronics and semiconductor industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.